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TeleTech Holdings, Inc.                               PRESS RELEASE
1700 Lincoln Street
Denver, CO  80203
TRADED:  NASDAQ - TTEC

         CONTACT:  TELETECH HOLDINGS:                        NEWGEN:
                   CLAIRE MALEDON                            SAM SIMKIN
                   Media Relations                           Chief Financial Officer
                   Phone: (720) 947-6182                     Phone: (858) 481-7545
                   Email: clairemaledon@teletech.com         Email: ssimkin@ngresults.com

                   EMILY EIKELBERNER                         KRIS OTRIDGE (ANALYSTS)
                   Investor Relations                        PAMELA RIGLER (MEDIA)
                   Phone: (303) 894-7360                     Lippert / Heilshorn & Associates, Inc.
                   Email:emilyeikelberner@teletech.com       Phone: (415) 433-3777 / (212) 838-3777
                                                             Email: kris@lhai-sf.com / pamela@lhai.com

                 TELETECH TO ACQUIRE NEWGEN RESULTS CORPORATION
    TELETECH ACQUIRES B2B ENTERPRISE CHANNEL MANAGEMENT SERVICES PROVIDER IN
                            $200 MILLION TRANSACTION

         DENVER, AUGUST 22, 2000 - TeleTech (Nasdaq: TTEC), the leading global provider of eCommerce-enabling customer management solutions (eCRM), today announced a definitive agreement to acquire Newgen Results Corporation (Nasdaq:
NWGN) for approximately $200 million in a stock-for-stock exchange accounted for as a pooling of interests. The acquisition strengthens TeleTech's existing database management capabilities and further enhances TeleTech's end-to-end eCRM solution with the addition of an enterprise channel management offering.

         Newgen is a leading provider of Internet-based solutions and B2B enterprise channel management services, including customized database management, personalized direct marketing and other CRM-related services, targeted to automobile dealers and manufacturers nationwide. Newgen's highly scalable, database-driven solution strengthens and broadens relationships with its clients' channel partners and resellers. Newgen's solutions can be leveraged to increase effectiveness throughout each link in the distribution chain, including distributors, dealers, retailers, original equipment manufacturers, resellers, service centers and contractors.


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         TeleTech plans to leverage Newgen's Internet-based eCRM applications, including its expertise in one-to-one and direct marketing, into TeleTech's specialized solutions for its key industry segments - such as telecommunications, financial services, transportation, technology and healthcare. Newgen's electronic channel management capabilities will enable TeleTech to expand its vertical market focus to industries with extensive dealer relationships, such as pharmaceuticals, office automation and financial services. TeleTech also plans to leverage its global footprint and longstanding relationships with Global 1000 clients to expand Newgen services on a worldwide basis.

         "The indirect channel will continue to be a dominant force for revenue generation and eCRM," said Scott Thompson, TeleTech chief executive officer and president. "Whether a company chooses to go to market with a direct or indirect channel strategy, TeleTech now has a complete eCRM solution to offer. This is a sizeable revenue generating opportunity for us, which is expected to significantly contribute to the company's growth rate."

         "Our ability to improve customer loyalty shows the value of managing indirect customer relationships," said Jerry Benowitz, Newgen's chairman, president and chief executive officer. "Joining forces with TeleTech will allow us to create an infrastructure that enables global enterprises to extend their organization to any member of a business partner network. We believe this is an incredible opportunity for our clients, shareholders and employees."

         "Manufacturers realize dealers are extremely effective at managing the customer relationship, therefore the dealer channel is thriving," commented Ken Tuchman, TeleTech chairman. "Forrester Research reports that manufacturers expect resellers will be responsible for 84 percent of their sales during the next two years. As a third party, TeleTech can enhance the dealer-manufacturer relationship, as well as dealer-customer relationship, creating overall efficiencies in the distribution network. Our 18 years of experience in managing customer relationships makes our move into the indirect channel marketplace an easy transition."

TERMS OF THE DEAL
         Under the terms of the agreement, TeleTech will acquire Newgen for stock in a tax free exchange valued at approximately $200 million or $18 per share for each of Newgen's 10.5 million common shares outstanding. Each share of Newgen will be exchanged for shares of TeleTech stock, based on the average price of TeleTech stock prior to closing, subject to a collar.

         The transaction, which has been unanimously approved by the Board of Directors of each company, is subject to a Newgen shareholder vote, regulatory approvals and other customary closing conditions. The transaction is expected to close in the fourth quarter of 2000 and is expected to be immediately accretive to TeleTech, exclusive of one-time transaction costs.


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         Newgen will operate as an independent entity within TeleTech Companies
Group, led by Michael Foss, chief financial officer and president, TeleTech Companies Group. Jerry Benowitz and his management will continue operating Newgen.

INVESTOR CONFERENCE CALL
         Management of TeleTech and Newgen will hold a conference call to discuss today's announcement at 8:30 a.m. EST. Investors can access the call by dialing 212-748-2809. A replay of the conference call will be available by dialing 1-800-633-8284 (code: 16124529), starting at approximately 10:30 a.m. EST and will play for seven days. The replay will also be available for 90 days via TeleTech's web site at www.teletech.com and Newgen's web site at www.ngresults.com.

NEWGEN PROFILE
Newgen is a leading business-to-business channel management application service provider specializing in customer-relationship management (CRM) and e-CRM for the automotive industry. The Company combines marketing and customer retention with an in-depth knowledge of service department operations to deliver highly targeted and customized solutions to the automotive community. Newgen currently supports over 5,000 auto dealerships nationwide and maintains relationships with leading automotive companies and dealers groups including Audi, BMW, Ford, General Motors, Infiniti, Jaguar, Kia, Mitsubishi, Nissan, Saab, Volkswagen, Volvo, plus AutoNation and CarMax Auto Superstores. For more information, call 800-7NEWGEN or visit www.ngresults.com.

For the first six months of 2000, Newgen reported revenues of $39.8 million. Newgen's reported net income was $4.7 million, or $0.42 per share (diluted) for the first six months of 2000, and adjusted on a fully taxed basis, net income for the first six months of 2000 was $2.9 million or $0.26 per share (diluted). For 1999, Newgen posted total revenues of $55.2 million. The company's net income for 1999 was $4.3 million or $0.50 per share (diluted) for 1999, or $3.0 million and $0.31 per share (diluted) on a fully taxed basis.

TELETECH PROFILE Founded in 1982, TeleTech is the leading provider of integrated, e-commerce-enabling customer management solutions (eCRM) for global organizations predominantly in the telecommunications, financial services, technology, government and transportation industries. Its innovative customer interaction platform, CyberCare-TM-, integrates the full spectrum of voice and Internet communications, including custom e-mail response, "chat" and extensive Web co-browsing capabilities. TeleTech operates 15,300 state-of-the-art customer interaction center workstations and employs 19,300 people in nine countries. Through 35 customer interaction centers in the Americas, Europe and Asia, TeleTech couples high-velocity e-infrastructure service deployment with premier quality e-customer relationship management to assure our clients/partners unparalleled success in acquiring, retaining and growing customer relationships.

Information regarding TeleTech Holdings can be found on the Worldwide Web at http://www.TeleTech.com.


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FORWARD LOOKING STATEMENTS
All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause TeleTech's actual results to differ materially from those expressed or implied by such forward-looking statements: difficulties and unforeseen costs may arise in the integration of TeleTech's and Newgen's operations and marketing efforts, which could adversely affect revenue and results of operations; compatibility and potential integration difficulties between the operating systems, software or hardware of TeleTech and Newgen could adversely impact TeleTech's operations; and TeleTech's ability to penetrate new markets, including but not limited to TeleTech's ability to continue expansion into the electronic channel management space generally may be adversely affected by integration efforts, customer interest and delays in technology development. Readers are encouraged to review TeleTech's 1999 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for first and second quarters 2000, which describe other important factors that may impact TeleTech's business, results of operations and financial condition.


TeleTech, Newgen and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Newgen stockholders with respect to the transactions contemplated by the Merger Agreement. Information regarding TeleTech, TeleTech's officers and directors, including beneficial ownership information, is included in TeleTech's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 29, 2000. This document is available free of charge at the SEC web site (www.sec.gov) and from TeleTech. Information regarding Newgen, Newgen's officers and directors is included in Newgen's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 30, 2000. This document is available free of charge at the SEC web site (www.sec.gov) and from Newgen.

This news release shall not constitute an offer of any securities for sale. TeleTech and Newgen will prepare and file a Proxy Statement/Prospectus with the Securities and Exchange Commission. Copies of that document will be provided to Newgen's stockholders. In addition, that document and other relevant documents concerning the transaction will be filed with the SEC and copies will be available free of charge from the SEC's web site (www.sec.gov) and from TeleTech and Newgen. The Proxy Statement/Prospectus will contain important information, and stockholders of Newgen are urged to read it once it becomes available. All stockholders of Newgen should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

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